UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: December 17, 2020
(Date of earliest event reported)

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On December 17, 2020, Earthstone Energy, Inc. (“Earthstone” or the “Company”), Earthstone Energy Holdings, LLC, a subsidiary of the Company (“EEH” and collectively with Earthstone, the “Buyer”), Independence Resources Holdings, LLC (“Independence”), and Independence Resources Manager, LLC (“IRM” and collectively with Independence, the “Seller”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”). The Seller is not an affiliate of the Company. Pursuant to the Purchase Agreement, among other things, EEH will acquire all of the issued and outstanding limited liability company interests in certain wholly owned subsidiaries of Independence and Independence Manager (collectively, the “Acquisition”) for aggregate consideration consisting of the following, subject to certain adjustments: (i) an aggregate amount of cash from EEH equal to approximately $135.2 million (the “Cash Consideration”) and (ii) approximately 12.7 million shares of the Company’s Class A common stock, $0.001 par value per share (“Class A Common Stock”), to be newly issued to Independence (such shares, the “Acquisition Shares,” and such issuance, the “Stock Issuance”). The Cash Consideration consists of $2.5 million to the Seller and the payoff of the Seller’s outstanding credit facility which is estimated to be approximately $132.7 million at closing. The number of Acquisition Shares is subject to adjustment in the event that the net debt of the Seller exceeds a certain amount depending on the closing date, provided that the number of Acquisition Shares may not be increased as a result of any such adjustment.

The Purchase Agreement contains customary representations and warranties for transactions of this nature. The Purchase Agreement also contains customary pre-closing covenants of the parties, including the obligation of the Seller to conduct its business in the ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions. As contemplated by the Purchase Agreement, the Buyer has obtained representation and warranty insurance to provide coverage for certain breaches of representations and warranties of the Seller contained in the Purchase Agreement, which will be subject to various exclusions, deductibles and other terms and conditions set forth therein. The costs of such insurance policy will be borne by the Buyer.

The Acquisition is expected to close in the first quarter of 2021, subject to the satisfaction of customary closing conditions, including (i) specified materiality standards, the accuracy of the applicable counterparty’s representations and warranties in the Purchase Agreement, (ii) the applicable counterparty’s performance or compliance in all material respects with the covenants contained in the Purchase Agreement, (iii) the absence of certain legal matters prohibiting the Acquisition, (iv) the counterparty being ready to deliver the closing deliverables, and (v) the Acquisition Shares being authorized for listing on the New York Stock Exchange. The Purchase Agreement provides for an outside termination date of February 15, 2021, which may be extended by agreement of the parties thereto. The Purchase Agreement also provides for termination rights, including the right of either party to terminate the Purchase Agreement if the Acquisition is not consummated on or before February 15, 2021.

In connection with the closing of the Purchase Agreement, the Company will also enter into a customary registration rights agreement (the “Registration Rights Agreement”) with Independence and its equity holders containing provisions by which the Company will, among other things, file a registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”) providing for the registration of the Acquisition Shares and to cooperate in certain underwritten offerings thereof.

In connection with the closing of the Purchase Agreement, certain affiliates of Warburg Pincus, LLC (“Warburg”), the principal owners of the Seller, EnCap Investments L.P. (“EnCap”) and Earthstone, will enter into a voting agreement (the “Voting Agreement”) containing provisions by which Warburg will have the right to appoint a director to the Board of Directors (the “Board”) of Earthstone. Warburg’s right to appoint a director will terminate when Warburg, in the aggregate, no longer owns: (i) 8% of the outstanding Class A Common Stock; or (ii) 10% or more of the outstanding Class A Common Stock as a result of a sale by Warburg.

Finally, Warburg will enter into a lock-up agreement (the “Lock-up Agreement”) with Earthstone providing that Warburg will not transfer any of the Acquisition Shares that it receives for a period of 120 days after the closing of the Purchase Agreement subject to certain exceptions.

The Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the foregoing summary description of the Purchase Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. The Purchase Agreement is filed herewith to provide readers with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement were made as of the date of the Purchase Agreement only and are in certain instances qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, readers should not rely on the representations and warranties in the Purchase Agreement, as characterizations of the actual statements of fact about the parties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amendment to the Credit Agreement

On December 17, 2020, Earthstone, EEH, as Borrower, Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, the guarantors party thereto, and the lenders party thereto (the “Lenders”) entered into an amendment (the “Amendment”) to the Credit Agreement dated November 21, 2019, by and among EEH, as Borrower, Earthstone, as Parent, Wells Fargo, as Administrative Agent and Issuing Bank, BOKF, NA dba Bank of Texas, as Issuing Bank with respect to Existing Letters of Credit, Royal Bank of Canada, as Syndication Agent, Truist Bank, as successor by merger to SunTrust Bank, as Documentation Agent, and the Lenders party thereto (together with all amendments or other modifications, the “Credit Agreement”). The effectiveness of the Amendment is contingent on the closing of the Acquisition. Among other things, the Amendment (i) joins certain financial institutions as additional lenders, increases the borrowing base from $240.0 million to $360.0 million, (ii) increases the interest rate on outstanding borrowings; and (iii) adjusts some of the financial covenants.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Purchase Agreement, the Acquisition and the Stock Issuance in Item 1.01 above is incorporated in this Item 3.02 by reference.

The Acquisition Shares will be issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) and/or other exemptions thereunder, as promulgated by the SEC under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On December 18, 2020, the Company issued a press release announcing the execution of the Purchase Agreement with the Seller. A copy of the press release is furnished as Exhibit 99.1 hereto.

On December 17, 2020, the Company provided supplemental information in an investor presentation (the “Presentation Materials”) regarding the Acquisition contemplated by the Purchase Agreement. A copy of the Presentation Materials is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
2.1*
Purchase and Sale Agreement dated as of December 17, 2020, by and among Earthstone Energy, Inc., Earthstone Energy Holdings, LLC, Independence Resources Holdings, LLC and Independence Resources Manager, LLC.

10.1
Second Amendment to Credit Agreement dated December 17, 2020, by and among Earthstone Energy Holdings, LLC, as Borrower, Earthstone Energy, Inc., as Parent, the Guarantors party thereto, Wells Fargo Bank, National Association as Administrative Agent, and the Lenders party thereto.

99.1	Press Release dated December 17, 2020.
99.2	Presentation Materials dated December 17, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date:	December 22, 2020	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration